PUCN Approves Agreement on Electric Rates

June 6, 2007

Media Contact: Faye I. Andersen (775) 834-4822
Analyst Contact: Britta Carlson (702) 367-5624

Sierra Pacific Power Company’s Summer and Winter Bills to Remain Virtually Unchanged

    Sierra Pacific Power Company, a wholly-owned subsidiary of Sierra Pacific Resources (NYSE:SRP), announced today that its electric rates will remain nearly unchanged for the next year following action today by the Public Utilities Commission of Nevada (PUCN).

    In its decision on Sierra Pacific’s annual mandatory deferred energy filing made December 1, 2006, the PUCN approved a slight change that will raise the typical residential customer's bill by approximately 7 cents per month, effective July 1, 2007.

    "Today’s action provides another year of virtual rate stability for our electric customers," said Mary Simmons, vice president of external affairs for Sierra Pacific Power Company. She was also complimentary of the PUCN Staff and the Bureau of Consumer Protection for their agreement to a settlement of issues before the PUCN.

    For the typical residential customer using 740 kilowatt hours of electricity per month, the increase will raise the monthly bill from $98.91 to $98.98, or a faction of one percent.

    The adjustment to electric rates represents the recovery of fuel and purchased power costs the company has made, or will make in the next year on behalf of its customers, which the company passes on to the customer on a dollar-for-dollar basis, with no mark up. Also included in the rate adjustment is recovery of costs to continue funding Nevada’s Temporary Renewable Energy Development (TRED) program, to guarantee payment to renewable energy suppliers.

    Simmons pointed out that last year’s PUCN decision on the company’s deferred energy filing resulted in no change to rates from July 2006 to July 2007.

    "The good news is that customer bills will continue to remain stable as we head into the hot weather months of July and August when air conditioning demands are high, all the way through the winter months when heating costs are high," she said. For the summer months she recommended customers set their thermostats at 78 degrees when at home and 85 degrees when away in order to cut their energy consumption and save money.

    A description of energy efficiency tips, programs, including a home energy audit are available on Sierra Pacific’s web site at http://www.sierrapacific.com/conservation/home/

    The company also has brochures that urge customers to "Take Control of Your Energy Use", available at the company’s office, or by calling (775) 834-4444.

    Sierra Pacific Power Company, a wholly-owned subsidiary of Sierra Pacific Resources (NYSE:SRP), is the electric utility serving most of northern Nevada and the Lake Tahoe area of California. Sierra Pacific Power Company also distributes natural gas in the Reno-Sparks area of northern Nevada. Sierra Pacific Resources is also the holding company for Nevada Power Company, serving most of southern Nevada.

    Forward-Looking Statements: This press release contains forward-looking statements regarding the future performance of Sierra Pacific Power Company, within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. These risks and uncertainties include, but are not limited to, unfavorable rulings in Sierra Pacific Power's general rate cases and deferred energy rate cases. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of Sierra Pacific Power Company are contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and its Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC. Sierra Pacific Power Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.